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                                                                Exhibit 4.02



                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 24, 1998 by and among internet.com LLC, a Delaware limited liability company (the "Company") and Internet World Media, Inc., a Delaware corporation ("Internet World").

1. Definitions.

            As used in this Agreement:

      1.1 "Act" shall mean the Securities Act of 1933, as amended, or any successor statute thereto;

      1.2 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act;

      1.3 "Eligible Transferee" shall mean any Person to which Internet World has transferred Registrable Securities in compliance with all restrictions on transfer contained in the LLC Agreement;

      1.4 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute thereto;

      1.5 "Holder" shall mean Internet World or any Eligible Transferee;

      1.6 "Initial Public Offering" shall mean the underwritten initial primary public offering of the Company's Units pursuant to a registration under the Act;

      1.7 "Initiating Holder" shall mean any Holder or Holders who in the aggregate are Holders of more than 50% of the then outstanding Registrable Securities;

      1.8 "LLC Agreement" shall mean the Amended and Restated Limited Liability Company Agreement of internet.com LLC, dated as of the date hereof, by and among the Company, Internet World, and Alan M. Meckler (and/or one or more of his affiliates);

      1.9 "Other Holder" shall mean any Member of the Company, other than any Holder, who has requested or is entitled, by contract with the Company or otherwise, to have securities included in a registration by the Company which is subject to Section 2 hereof;


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      1.10 "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof;

      1.11 "Unit" means a Unit representing a membership interest in the Company and any equity security into which such Unit may be converted by the Company (whether by merger, pursuant to a transaction described in Section 6 hereof, or otherwise);

      1.12 the terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

      1.13 "Registrable Securities" means (A) Units held by Internet World pursuant to the LLC Agreement, (B) any additional Units acquired by Internet World and (C) any equity securities of the Company issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Units referred to in clause (A) or (B) above;

      1.14 "Registration Expenses" shall mean all expenses incurred by the Company in connection with any registration by the Company which is subject to
Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, listing fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company); and

      1.15 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders in connection with such sale.

2. Company Registration.

      2.1 If the Company shall determine to register any of its equity securities either for its own account or for the account of a security holder or holders exercising their respective demand registration rights, if any, other than an Initial Public Offering of the Units, a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be


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included in a registration statement covering the sale of Registrable
Securities, the Company will:

      (a) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

      (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 2.2 below. Such written request may specify all or a part of the Holders' Registrable Securities.

      2.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to
Section 2.1(a). In such event, the right of each of the Holders to registration pursuant to this Section 2 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. Each Holder whose Registrable Securities are to be included in such registration shall (together with the Company and the Other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 2, if the representative determines that marketing factors require a limitation on the number of securities to be underwritten, the representative may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting to not less than twenty five percent (25%) of the securities included therein (based on aggregate market values). The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by Other Holders of the Company (other than Registrable Securities and other than securities held by holders who by contractual right demanded such registration ("Demanding Holders")) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a


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limitation on the number of securities is still required, the number of securities that may be included in the registration and underwriting by each of the Holders and Demanding Holders shall be reduced, on a pro rata basis (based on the number of securities held by such Holder), by such minimum number of securities as is necessary to comply with such limitation. If any of the Holders or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      2.3 Number and Transferability. Each of the Holders shall be entitled to have its Registrable Securities included in an unlimited number of registrations pursuant to this Section 2 until such time as it shall no longer hold any Registrable Securities. The registration rights granted pursuant to this Section 2 shall be assignable, in whole or in part, to any Eligible Transferee of the Registrable Securities (who shall be bound by all obligations of this Section
2).

3. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their securities so registered.

4. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

      4.1 keep such registration effective for a period of one hundred twenty
(120) days or until the Holders, as applicable, have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (y) includes any prospectus required by Section 10(a) of the Act or (z) reflects facts or events representing a material or fundamental change in the


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information set forth in the registration statement, the incorporation by reference of information required to be included in (y) and (z) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

      4.2 furnish such number of prospectuses and other documents incident thereto as each of the Holders, as applicable, from time to time may reasonably request.

5. Indemnification.

      5.1 The Company will indemnify each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, as applicable, with respect to each registration which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holders or underwriter and stated to be specifically for use therein.

      5.2 Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Act and the rules and regulations thereunder, each Other Holder and each of


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their officers, directors, and partners, and each person controlling such Other
Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Company and such Other Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

      5.3 Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 5 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to


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such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

      5.4 If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      5.5 Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

      5.6 The foregoing indemnity agreement of the Company and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act.

6. Certain Reorganizations. Notwithstanding any other provision contained herein, in the event that the Company transfers substantially all of its assets to another entity,


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receiving common stock or other equity interests in such entity in return, and then makes a liquidating distribution of such common stock or other equity interest to holders of Units, such common stock or other equity interest shall be deemed to be Units for purposes of this Agreement, and all rights and obligations contained in this Agreement shall apply thereto.

7. Additional Registration Rights. Notwithstanding any other provision contained herein, the Company shall not, without the prior written consent of the Holder, grant to any Member registration rights more favorable than those granted to the Holder pursuant to this Agreement.

8. Information by the Holders. Each of the Holders, and each Other Holder holding securities included in any registration, shall furnish to the Company such information regarding itself and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

9. Rule 144 Reporting.

            With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, the Company agrees to:

      9.1 make and keep public information available as those terms are understood and defined in Rule 144, at all times from and after ninety (90) days following the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

      9.2 use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

      9.3 so long as the Holder owns any Registrable Securities, furnish to the Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of


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any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.


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      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                INTERNET.COM LLC

                                By: /s/ ALAN M. MECKLER
                                   ---------------------------------
                                   Name:  Alan M. Meckler
                                   Title: Managing Member


                                INTERNET WORLD MEDIA, INC.

                                By: /s/ JOSEPH NeCASTRO
                                   ---------------------------------
                                   Name: Joseph NeCastro
                                   Title: Chief Financial Officer